EMPLOYMENT AGREEMENT
amended and restated as of January 31, 2007

BETWEEN

MIDWAY GOLD CORP., a company incorporated under the laws of the Province of British Columbia, with a registered office located at 2800-666 Burrard Street, Vancouver, BC, V6C 2Z7;

(“Midway”)

AND

MGC RESOURCES INC., a corporation incorporated under the laws of the State of Nevada, with a registered office located at 185 South State Street, Suite 1300, Salt Lake City, Utah 84111;

(“MGC”)

AND

ALAN BRANHAM, Businessman, resident at 2778 Spokane Creek Road, East Helena, Montana 59635;

(the “Executive”)

BACKGROUND

A.

Midway and its wholly-owned subsidiary MGC have offered the Executive employment as President and Chief Executive Officer of both Midway and MGC;

B.

The Executive has been employed by Midway since May 1, 2004; and

C.

The parties now wish to record the altered terms of the Executive’s employment with Midway.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

PART 1

EMPLOYMENT

1.1

Title.  Midway and MGC hereby agree to employ the Executive, and the Executive agrees to serve Midway and MGC as a member of the Boards of Directors of Midway and MGC (the “Boards”), and as President and Chief Executive Officer of both corporations, subject to the terms and conditions set forth in this Agreement.

1.2

Duties.  The Executive shall report directly to the Boards and perform those duties which are customary with the position of President and Chief Executive Officer, together with such additional duties as may be established by Midway’s and MGC’s respective Boards.  The Executive shall devote at least 75% of his business time, energy, and skill to the affairs of Midway and MGC and shall discharge his duties honestly, faithfully and to the best of his ability.  The Executive agrees that his hours of work will vary and may be irregular and will be those hours reasonably required to meet the objectives of his employment.

1.3

Avoidance of Conflicts of Interest.  The Executive will comply with all policies and directives regarding conflicts of interest adopted from time to time by the Boards.  The Executive will not serve as a director, officer, employee or agent of or hold any position or office with any corporation, firm, person or entity other than Midway and MGC (the “Outside Interest”) without obtaining prior written approval from the Boards, such approval not to be unreasonably withheld.  Midway and MGC acknowledge and approve of the Executive’s role as an officer and director of Rocky Mountain Resources Corp., a British Columbia company, commencing March 28, 2006.  The Boards may at their sole discretion, require the Executive to resign from any Outside Interest if the Boards are of the opinion that the Outside Interest has resulted in or is reasonably likely to result in a conflict of interest or otherwise interfere with the Executive’s performance of his duties for Midway and/or MGC.

1.4

Legal Requirements.  The Executive acknowledges that Midway is a publicly traded corporation, engaged, directly and through MGC, in the mineral exploration business, and that, as such, Midway, MGC and their respective directors and officers are bound by a broad range of securities, environmental, labour and other laws, stock exchange rules and other regulatory restrictions and reporting requirements applicable to mineral exploration and public corporations (collectively, the “Legal Requirements”).  The Executive agrees to keep himself informed of the Legal Requirements applicable to Midway, MGC, their respective directors, officers and employees, and to ensure their timely compliance with such Legal Requirements from time to time.

PART 2

CONFIDENTIALITY

2.1

Confidential Data.  The Executive acknowledges that Midway and MGC have, and will have certain trade secrets, products, technology, sales literature and brochures, forms, contracts, customer lists and other information (“Confidential Data”) and the Executive, by virtue of his

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Offices will have access to some or all of the Confidential Data.  The Executive agrees that during the term of employment and any time after, the Executive will not directly or indirectly, other than in the ordinary course of the Executive’s business, disclose to any person or entity any of the Confidential Data.  The Executive acknowledges that the prohibition against disclosure of Confidential Data is in addition to and not in lieu of any rights or remedies which Midway and MGC may have available to them pursuant to the laws of any jurisdiction or at common law.

2.2

Delivery of Materials.  Upon the termination of the Executive’s employment, the Executive will immediately deliver up to Midway and MGC all Confidential Data, documents, papers, materials and other property of or relating to the affairs of Midway and MGC which may then be in the Executive’s possession or under the Executive’s control.

PART 3

REMUNERATION

3.1

Base Compensation.  Commencing February 1, 2006, in consideration for the services of the Executive hereunder MGC will pay the Executive a base salary of USD$12,500 per month, payable in advance and subject to statutory withholdings of applicable taxes, social security contributions and similar deductions.

3.2

Renegotiation.  MGC may, at its Board’s discretion, renegotiate the Executive’s base salary from time to time.

3.3

Stock Options.  On commencement of his employment in May, 2004, Midway granted the Executive 400,000 stock options (the “Options”) issued under the Midway’s stock option plan, a copy of which is attached as Schedule 1 hereto (the “Option Plan”), which Options will be exercisable at the best available price under applicable TSX Venture Exchange pricing policies, and subject to the vesting provisions and other terms and conditions of the Option Plan.

PART 4

BENEFITS

4.1

Group Benefits.  Commencing May 1, 2004 and subject to paragraph 4.2, MGC and Midway will provide the Executive with access to such group insurance, medical services and dental benefits, as are from time to time made available by them from time to time, at their respective Boards’ discretion, to executives of MGC or Midway employed in the United States (the “Policies”).

4.2

Maximum Contribution.  The Executive’s access to the Policies under paragraph 4.1 will be subject to an aggregate maximum monthly contribution of combined premiums and medical savings plans that cover deductions in the plans of up to USD$1,000 by Midway and MGC.

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4.3

Alternate Coverage.  During the term of this Agreement, Midway and MGC will have the right to discontinue the Executive’s coverage under the Policies, and provide the Executive with comparable insurance or benefits coverage.

PART 5

VACATION

5.1

Vacation.  In addition to those paid holidays recognized by MGC, from time to time, for its employees stationed in the United States, and subject to the provisions of paragraph 5.2, MGC will provide the Executive with an annual paid vacation of four weeks, to be taken when the Executive deems appropriate, but subject to MGC’s operational requirements.

5.2

No Carry Forward.  If the Executive does not use all of the vacation entitlement in a given year (calculated by reference to the anniversary date of this Agreement), the unused vacation benefit will be carried forward into the succeeding year (the “Carry Forward Vacation”); provided, however, that MGC’s obligation to provide vacation as set forth in this paragraph 5.1 shall be reduced by the amount of Carry Forward Vacation, if any.  If the Executive’s employment ceases prior to the end of a given year (calculated by reference to the anniversary date of this Agreement), the Executive’s vacation entitlement for that year will be pro-rated.

PART 6

EXPENSES

6.1

Expenses.  MGC will reimburse the Executive for all reasonable expenses incurred by him in the ordinary course of the performance of his duties as President and Chief Executive Officer of MGC, in accordance with MGC’s policies and subject to review and approval by MGC’s Board from time to time.

6.2

Vehicle.  MGC will provide the Executive with a vehicle or reasonable vehicle allowance related to the use by the Executive of his vehicle in the performance of his duties hereunder.

6.3

Reimbursement.  Reimbursement of expenses will be made within thirty days following the Executive’s submission of duly completed expense accounts.

PART 7

TERMINATION

7.1

Termination for Cause.  Midway and MGC, or either of them, may terminate this Agreement and the Executive’s employment at any time, for just cause, without notice and without liability for damages or loss sustained by the Executive.

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For purposes of this paragraph 7.1, “just cause” shall be defined as: (a) fraud, misappropriation of any money, assets, or other property of MGC and/or Midway, embezzlement, or the like; (b) the Executive is convicted of a felony or other serious crime by any governmental authority or of a crime of moral turpitude, whether classified as a felony or a misdemeanour; (c) the Executive’s violation of any policy of MGC and/or Midway prohibiting the use or possession of illegal drugs or alcohol; (d) a material violation by the Executive of paragraph 2.1 of this Agreement; (e) a material failure by the Executive to perform his duties as required by this Agreement; (f) a material failure by the Executive to co-operate in any investigation conducted and/or undertaken by MGC and/or Midway that has reasonable and legitimate objectives; (g) a material failure by the Executive to comply with a policy or procedure of MGC and/or Midway, as they presently exist or as they are updated from time to time; (h) the Executive’s death; or (i) the Executive’s disability, as defined below.  With respect to subparagraphs (e) through (g), any act or failure to act by the Executive shall not be deemed material unless the Executive has failed to cure such act or failure to act within thirty (30) days of the date the Executive is provided written notice by MGC and/or Midway of such act or failure to act.

For purposes of this paragraph 7.1, “disability” shall mean any physical or mental incapacitation that results in the Executive’s inability to perform substantially all of his duties and responsibilities for MGC and/or Midway for a total of sixty (60) consecutive working days (as determined in accordance with the US Family and Medical Leave Act, whether or not such act is applicable) or an aggregate of eighty (80) working days during any twelve-month period, as determined by the Board in its good faith judgment.

7.2

Termination Without Cause.  Midway and MGC may terminate this Agreement and the Executive’s employment at any time, without cause and for any or no reason, by providing the Executive thirty days’ written notice of termination.

7.3

Termination Under 7.2.  In the event of the termination of this Agreement and the Executive’s employment by Midway and MGC pursuant to paragraph 7.2 of this Agreement at any time prior to May 1, 2010, MGC will:

(a)

within thirty days of the effective date of termination, pay the Executive an amount equal to twelve (12) months’ base salary and group benefits under paragraph 4.1 in lieu of notice, severance, damages or other payments, less any amount of taxes, premiums or other contributions statutorily required to be deducted therefrom by MGC; and

(b)

if the Executive is eligible to and properly elects continuation coverage pursuant to Sections 601 through 607 of the US Employee Retirement Income Security Act of 1974, as amended (“COBRA”), under a group health plan provided to the Executive under paragraph 4.1 above, MGC will pay the full COBRA premium on behalf of the Executive and his enrolled family members through the earlier of (a) six months following the date of termination; (b) the date the Executive first becomes eligible for coverage under any group health plan maintained by another employer of the Executive or his spouse; or (c) the date such COBRA continuation coverage otherwise terminates as to the Executive under the provisions of any group medical insurance plan provided under paragraph 4.1.

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Nothing herein shall be deemed to extend the otherwise applicable maximum period in which COBRA continuation coverage is provided or supersede the plan provisions relating to early termination of such COBRA continuation coverage.

The Executive expressly acknowledges and agrees that no further amounts will be payable to or claimed by him from Midway or MGC in respect of the termination of this Agreement pursuant to paragraph 7.2.  For greater certainty, under no circumstance will compensation for termination be payable to the Executive under both this paragraph 7.3 and paragraph 7.5.

7.4

Termination by Executive.  The Executive’s employment and this Agreement will terminate, without further obligation on the Executive, Midway or MGC, by the Executive giving thirty days’ written notice of resignation, although Midway and MGC may waive this notice in whole or in part.

7.5

Change of Control.

(a)

If at any time during the term of this Agreement there is a change in control of Midway, as defined below, then MGC shall pay to or for the benefit of the Executive amounts equal to those that would have been payable under paragraph 7.3 in the event of a termination under paragraph 7.2, and without regard to whether he continues to be employed by Midway or MGC after such change of control, or not.

(b)

For the purposes of this Agreement:

(i)

a “change of control” of Midway shall mean the occurrence of any of the following events:

A.

less than 60% of the Board of Directors of Midway being composed of Continuing Directors; or

B.

a person (within the meaning of the provisions of the Securities Act (British Columbia) (the “Securities Act”)), alone or with his affiliates, associates or persons with whom such person is acting jointly or in concert (all within the meaning of the Securities Act), becoming, following the date of this Agreement, the beneficial owner (also within the meaning of the Securities Act) of more than 50% of the total voting rights attaching to all classes then outstanding of Midway having under all circumstances the right to vote on any resolution concerning the election of directors; and

(ii)

“Continuing Director” shall mean either:

A.

an individual who is a member of the Board of Directors of Midway on February 1, 2006; or

B.

an individual who becomes a member of the Board of Directors of Midway subsequent to February 1, 2006 at the request of at least a

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majority of the Continuing Directors who are members of the Board of Directors of Midway at the date that the individual became a member of the Board of Directors of Midway.

7.6

Fair Agreement.  The Executive acknowledges that, having had the opportunity to discuss the contents of this Agreement with independent legal counsel, the arrangements described in this Agreement are fair and reasonable and constitute Midway’s and MGC’s sole obligation to provide notice of termination, severance pay or related compensation to the Executive. In particular, neither Midway nor MGC will have any greater obligation than specified in this Part if the Executive becomes disabled or is otherwise unable to work after the date of termination.

7.7

Midway Guarantee.  Midway guarantees the payment to or for the benefit of the Executive of all amounts payable by MGC to or for the benefit of the Executive, under this Agreement.

7.8

Survival of Part 2.  Regardless of the reason for the termination of this Agreement or the Executive’s employment, Part 2 of this Agreement will remain in effect, and binding on the Executive, after the date of termination.

PART 8

NO ASSIGNMENT

8.1

Non-Delegable Duties.  This is an agreement for the Executive’s personal services.  The duties of the Executive hereunder are personal and may not be delegated or assigned by the Executive.

PART 9

INDEPENDENT LEGAL ADVICE

9.1

Legal Advice.  This Agreement was prepared by Midway’s and MGC’s legal counsel.  The Executive was advised to obtain independent legal advice before signing this Agreement, and, by signing this Agreement, the Executive acknowledges having obtained such legal advice.

PART 10

GOVERNING LAW

10.1

Governing Law.  This Agreement shall be governed by and construed according to the laws of the State of Nevada and the laws of the United States of America applicable in that State.

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10.2

Severability.  Each provision in this Agreement constitutes a separate covenant and is severable from all other such covenants, and if any of them are held by a Court to be invalid, this Agreement will be interpreted as if such invalid provisions were not contained herein.

PART 11

MEDIATION AND ARBITRATION

11.1

Mediation.  The parties will attempt to resolve all disputes concerning the interpretation, application or enforcement of any term of this Agreement by mediated negotiation, and will use their best efforts to agree on the choice of a mediator.

11.2

Arbitration.  If a dispute arises concerning the interpretation, application or enforcement of any term of this Agreement, or that arises from or relates in any respect to the Executive’s employment with MGC and/or Midway, which cannot be resolved by mediation within 90 days after one of the parties notifies the other in writing of an intention to mediate a dispute, the parties will submit the matter to binding arbitration, pursuant to the provisions of the Nevada Uniform Arbitration Act of 2000, to the full extent allowed by law.

PART 12

EFFECTIVE DATE

12.1

Effective Date.  This Agreement was made with effect from and as of May 1, 2004, and amended and restated from and as of January 31, 2007.

PART 13

NOTICES

13.1

Notices.  In this Agreement:

(a)

Any notice or communication required or permitted to be given under this Agreement will be in writing and will be considered to have been given if delivered by hand, transmitted by facsimile transmission or mailed by prepaid registered post in Canada, to the address or facsimile transmission number of each party set out below:

(i)

if to Midway:

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Midway Gold Corp.
Suite 300, 570 Granville Street
Vancouver, BC  V6C 3P1

Attention:

Brian McAlister
Fax Number:

(604) 681-4692

(ii)

if to MGC:

MGC Resources Inc.
185 South State Street, Suite 1300
Salt Lake City, Utah  84111

Fax Number:

(801) 532-7750

(iii)

if to the Executive:

Alan Branham
2778 Spokane Creek Road
East Helena, Montana  59635

or to such other address or facsimile transmission number as any party may designate in the manner set out above.

(b)

Notice or communication will be considered to have been received:

(i)

if delivered by hand during business hours, upon receipt by a responsible representative of the receiver, and if not delivery during business hours, upon the commencement of the next business day;

(ii)

if sent by facsimile transmission during business hours, upon the sender receiving confirmation of the transmission, and if not transmitted during business hours, upon the commencement of the next business day; and

(iii)

if mailed by prepaid registered post in Canada or the United States, upon the fifth business day following posting; except that, in the case of a disruption or an impending or threatened disruption in postal services every notice or communication will be delivered by hand or sent by facsimile transmission.

(c)

For the purposes of this paragraph, business day will not include a Sunday, Saturday or a state-recognized holiday in the State of Nevada.

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PART 14

ENTIRE AGREEMENT

14.1

Entire Agreement.  This Agreement and its Schedules contain the entire agreement between the parties with respect to the Executive’s employment, and they collectively cancel and supersede all prior discussions, agreements and understandings between them, and no amendment or variation of the terms of this Agreement will be effective or binding unless made in writing and signed by both of them.

TO EVIDENCE THEIR AGREEMENT the parties have executed this Agreement effective January 31, 2007.

SIGNED AND DELIVERED by ALAN BRANHAM in the presence of: (Signature) (Print Name) (Address) (Occupation)	) ) ) ) ) ) ) ) ) ) ) ) ) )	ALAN BRANHAM

MIDWAY GOLD CORP. By: Authorized Signatory
MGC RESOURCES INC. By: Authorized Signatory

SCHEDULE 1

MIDWAY GOLD CORP.
(the “Company”)

STOCK OPTION PLAN

as adopted by the Board on May 6, 2003

Purpose.  The purpose of this Stock Option Plan (the “Plan”) is to advance the interests of the Company and its shareholders by enhancing the ability of the Company to attract and retain the best available talent and to encourage the highest level of performance by senior officers, key employees, directors and consultants of the Company and of its subsidiaries through ownership of Common Shares in the Company.  This form of Plan supersedes and replaces the terms and conditions of previously granted stock options of the Company (other than their exercise price and expiry date).

Defined Terms.  For the purposes of this Plan, the following terms shall have the following meanings:

“Applicable Laws” means all relevant provisions of law, including, without limitation, the Securities Act and the rules and regulations thereunder of British Columbia, and the jurisdictions in which Optionees may reside, and all policies, notices, instruments and blanket orders in force from time to time that are applicable to the Company and the Optionees;

“Board” means the Board of Directors of the Company or any committee duly empowered or authorized to grant options under this Plan;

“Common Shares” means common shares without par value in the capital of the Company providing such class is listed on the Exchange;

“Consultant” means, in relation to the Company, a Person or Consultant Company, other than an Employee, Senior Officer or a Director of the Company, that:

is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Company or to an affiliate of the Company, other than services provided in relation to a Distribution;

provides the services under a written contract between the Company or an affiliate of the Company and the Person or the Consultant Company;

in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an affiliate of the Company; and

has a relationship with the Company or an affiliate of the Company that enables the Person to be knowledgeable about the business and affairs of the Company;

“Consultant Company” means a company or partnership of which the Consultant is an employee, shareholder or partner;

“Director” means a director of the Company as may be elected or appointed from time to time;

“Discounted Market Price” has the meaning assigned by Exchange Policy 1.1;

“Disinterested Shareholder Approval” means approval by a majority of the votes cast by all the Company’s shareholders at a duly constituted shareholders’ meeting, excluding votes attached to shares beneficially owned by a Director, Senior Officer, Employee, Management Company Employee or Consultant, and also includes a company, of which 100% of the share capital is beneficially owned by one or more persons who is a service provider;

“Distribution” means the sale of securities from the Company’s treasury, the sale of securities by a purchaser who acquired securities pursuant to a prospectus exemption, other than in accordance with the resale restrictions of Applicable Laws or the Exchange Policies, or the sale of securities by a control person other than in accordance with the resale restrictions of Applicable Laws or the Exchange Policies;

“Employee” means:

a Person who is considered an employee of the Company or its Subsidiary under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and CPP deductions must be made at source);

a Person who works full-time for the Company or its Subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source; or

a Person who works for the Company or its Subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source;

“Exchange” means the TSX Venture Exchange and any successor thereto;

“Exchange Policies” means the policies of the Exchange, as amended from time to time;

“Investor Relations Activities” means any activities, by or on behalf of the Company or a shareholder of the Company, that promote or reasonably could be expected to promote the purchase or sale of securities of the Company, but does not include:

the dissemination of information provided, or records prepared, in the ordinary course of business of the Company to promote the sale of products or services of the Company; or

to raise public awareness of the Company,

that cannot reasonably be considered to promote the purchase or sale of securities of the Company;

activities or communications necessary to comply with the requirements of applicable Laws,

the Exchange Policies or the by-laws, rules or other regulatory instruments of any other self regulatory body or exchange having jurisdiction over the Company;

communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if the communication is only through the newspaper, magazine or publication, and the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

activities or communications that may be otherwise specified by the Exchange;

“Management Company Employee” means an individual employed by a Person providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a Person engaged in Investor Relations Activities;

“Market Price” means the last closing price per Common Share on the Exchange prior to the Board granting the option;

“Optionee” means a Person to whom an option to acquire Common Shares has been granted under the terms of the Plan;

“Person” means company or an individual;

“Senior Officer” means a duly appointed senior officer of the Company or any Subsidiary;

“Subsidiary” means any corporation, partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total voting power or equity interests, and includes a subsidiary of a Subsidiary;

“Tier 1 Issuer” has the same meaning ascribed thereto under the Exchange Policies; and

“Tier 2 Issuer” has the same meaning ascribed thereto under the Exchange Policies.

Administration.  The Plan will be administered by the Board.  The Board will have authority, consistent with the Plan:

to grant options priced in accordance with this Plan;

to prescribe the form of certificate evidencing grants of options to Optionees and any other instruments required under the Plan and to change such forms from time to time;

to adopt, amend and rescind rules and regulations for the administration of the Plan, provided however, that except as specified in Section 6(c), if the Common Shares of the Company are listed on the Exchange, no amendment which would increase the maximum number of Common Shares for which options may be granted will be made by the Board without the approval of the Exchange;

to interpret and administer the Plan and to decide all questions and settle all controversies that may arise in connection with the Plan, all of which decisions of the Board will be final and conclusive;

to determine who is eligible to receive options pursuant to the eligibility criteria of Section 5; and

to make all other determinations necessary or advisable for administration of the Plan.

Compliance with Laws.  Transactions under the Plan are intended to comply with the Applicable Laws and the Exchange Policies.  To the extent any provision of the Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

Eligibility.  The Board may from time to time authorize the grant of options to anyone who is at the time of such authorization:

a Director, Senior Officer, Employee or a company that is wholly-owned by a Director, Senior Officer or Employee; or

subject to the Applicable Laws and the Exchange Policies, a Consultant or a Consultant Company.

Shares Subject to the Plan.

Subject to adjustment as provided in Section 6(d):

the number of Common Shares to be issued or allotted and reserved for issuance from time to time upon the exercise of options granted under the Plan will not at any point in time exceed 10% of the issued and outstanding Common Shares;

no more than an aggregate of 5% of the issued and outstanding Common Shares may be granted to any one individual in any 12 month period, unless the Company is a Tier 1 Issuer and has obtained Disinterested Shareholder Approval;

no more than an aggregate of 2% of the issued and outstanding Common Shares may be granted to any one Consultant in any 12 month period; and

no more than an aggregate of 2% of the issued and outstanding Common Shares may be granted to an Employee conducting Investor Relations Activities, in any 12 month period.

If any option granted under the Plan expires unexercised or terminates by reason of dismissal of the Optionee for cause, or otherwise is lawfully cancelled without having been exercised, the number of Common Shares that were issuable thereunder will be returned to the Plan within the limits set forth in Section 6(a) and will be eligible for re-issue.

No options can be granted under the Plan if the Company is designated “Inactive” (as defined in the Exchange Policies) by the Exchange.

In the event of a stock split, consolidation or reclassification or other change in the Company’s capital, other than an issue of Common Shares or by way of stock dividend, the number and exercise price of options will be adjusted by the Board to preserve the rights of the participants in this Plan substantially proportionate to those existing prior to such event.

Terms and Conditions of Options.  All options granted under the Plan will be subject to the following terms and conditions:

The per-share exercise price of each option will be set by the Board at the time of grant and will be not less than the Discounted Market Price of a Common Share;

An option may be exercised no later than five years from the date it was granted, unless the Company is, at the time of the grant, a Tier 1 Issuer, in which case such option may be exercised no later than 10 years from the date it was granted;

With the exception of any options granted to a Consultant who performs Investor Relations Activities, all options granted to each Optionee under the Plan will become vested on the grant date, or at such other time as may be established by the Board at the time of the grant in compliance with the Exchange Policies.  The Board will, at the time of grant, determine the vesting date or dates of any options granted to a Consultant who performs Investor Relations Activities provided that such options must vest in stages over 12 months with no more than ¼ of the options vesting in any three-month period.

Optionees will not exercise options until they have vested;

Each option granted to an Optionee will be evidenced by the stock option agreement attached as Appendix “A” to this Plan;

Any exercise of an option must be in writing, signed by the Optionee and delivered or mailed to the Company and payment in full as provided below for the number of Common Shares for which the option is exercised;

The price of Common Shares purchased on the exercise of an option must be paid in full by cash or certified cheque, payable to the Company;

No option or any interest therein will be transferable or assignable otherwise than by will or pursuant to the laws of succession;

An Optionee will have no rights as a shareholder of the Company with respect to any Common Shares covered by any option until such time as and to the extent only that such option has been exercised;

If any Optionee ceases to be eligible for a grant of options under this Plan for any reason (a “Termination”), except the death of an Optionee or by reason of retirement pursuant to an established retirement policy of the Board or dismissal from employment or service for cause, all options granted to the Optionee under the Plan and then held by the Optionee will, to the extent such options were vested and exercisable immediately prior to Termination, continue to be exercisable by the Optionee for a period of 90 days following Termination or until the expiration date of the option if earlier;

If Termination is by reason of retirement pursuant to an established retirement policy of the Board, all options held by the retiring Optionee will become vested and exercisable, to the extent not already vested and exercisable immediately prior to retirement, and they continue to be exercisable until their original expiration date;

Notwithstanding Section 7(j), any options granted to an Optionee who is engaged in Investor Relations Activities will expire within 30 days after such Optionee ceases to be employed to provide Investor Relations Activities;

In the event of the death of an Optionee, all options granted to the Optionee under the Plan and held by the Optionee immediately before death will, to the extent such options were vested and exercisable at that time, continue to be exercisable by the legal representative of the Optionee for a period of 1 year following the death of the Optionee or until the expiration date of the option if earlier;

If the Company wishes to reduce the exercise price of any outstanding options held by any person who is an “insider” as defined by the Exchange, the Company shall first obtain such disinterested shareholder approval as may be required by the Exchange; and

In the case of an Optionee being dismissed from employment or service for cause, such Optionee’s Options, whether or not vested at the date of dismissal will immediately terminate without right to exercise the same.

Legend Requirements.

All options granted to Optionees pursuant to the Plan and any Common Shares issued on the exercise of such options will bear a legend stipulating any resale restrictions as may be prescribed by the Applicable Laws.

Further, if the Company is a Tier 2 issuer, or the exercise price is set below the Market Price of the Common Shares on the Exchange, the certificate will bear a legend stipulating that the optioned shares are subject to a 4 month Exchange hold period commencing the date of the grant.

Tax Consequences of the Plan.  The Company does not assume responsibility for the income or other tax consequences for Optionees or persons eligible under the Plan and they are advised to consult with their own tax advisors.

Effect of Certain Corporate Transactions.  In the event of a consolidation or merger in which the Company is not the surviving company, or in the event its outstanding shares are converted into securities of another entity or exchanged for other consideration, or in the event of an offer for Common Shares being made by a third party that constitutes a take-over bid as that term is defined in the Securities Act (British Columbia) or would constitute a take-over bid as that term is defined in the Securities Act (British Columbia) but for the fact that the offeree is not in British Columbia, all outstanding options will immediately vest and all options granted to the optionee under this Plan and held by the Optionee will continue to be exercisable after the Company has sent notice to each of the Optionees to exercise the options only for a period of 30 days from the date of such notice or until the expiration of the option, if earlier.  After such time, the options will terminate, provided, however, that if such transaction does not close, all such options will be deemed not to have vested nor expired.

Bona Fide Employee or Consultant.  In respect of any options granted to Employees or Consultants pursuant to the Plan, the Board shall make a determination that such Optionee is, as at the date of the grant of the options, a bona fide Employee or Consultant, as the case may be.

Effective Date of Plan.  The Plan will become effective on the date it receives acceptance by the Exchange, including any shareholder approval required by the Exchange.

Restrictions on Corporate Optionee.  If the Optionee is not an individual, the Optionee will not, for the duration of time that the Optionee is the holder of options granted pursuant to this Plan, effect or permit any transfer of ownership or option of shares of the Optionee or allot and issue further shares of any class of shares of the Optionee to any Person.

Amendments to Plan.  The Board reserves the right, in its absolute discretion, to at any time amend, modify or terminate the Plan.  Subject to Section 15, amendments to the Plan, from time to time, will become effective on the later of the date of the approval of such amendments by the Board and the date of the approval of such amendments by the Exchange.

Prior Approval.  The Plan, and any subsequent amendments thereto, are subject to the prior approval of the Exchange and ratification by the shareholders of the Company at each annual general meeting of the Company, and accordingly so long as the Common Shares are listed on the Exchange, no option granted under the Plan shall be exercised prior to these approvals having been obtained by the Company.

Governing Law.  The Plan will be governed by and construed in accordance with the laws of the Province of British Columbia.

* * * * * * * * * * * * * * * * * * *

Appendix “A”

OPTION AGREEMENT

THIS AGREEMENT dated •, 200•, is between:

MIDWAY GOLD CORP., a company incorporated under the laws of British Columbia, having its head office at Suite 300, 570 Granville Street, Vancouver, BC.

(the “Company”)

AND

•, of the address set out in Appendix 1

(“Optionee”)

BACKGROUND

D.

The Optionee holds one or more positions described in Section 5 of the Company’s 2003 Stock Option Plan (the “Plan”).

E.

The Company has determined that the Optionee will receive an option (the “Option”) to purchase common shares of the Company (the “Common Shares”) pursuant to the Plan in accordance with the terms of this Agreement.

AGREEMENTS

In consideration of the Optionee holding and continuing to hold one such position and for other good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

1.

The Company represents that the Optionee is a bona fide [Employee / Consultant / Management Company Employee / Director / Senior Officer] as defined in Section 2 of the Plan.

2.

At the date of grant of the Option, the Company is classified as a Tier ● company under the TSX Venture Exchange Policies.

3.

The Company grants to the Optionee the irrevocable option to purchase Common Shares on the following terms and conditions:

the number of Common Shares under Option, the vesting and expiry of the Option, and the price per share at which the Common Shares may be purchased, are as set out in Appendix 1 to this Agreement; and

the grant of the Options evidenced hereby is made subject to the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated by reference into this Agreement.

To exercise this Option, the Optionee must deliver a written notice to the Company specifying the number of Common Shares that the Optionee wishes to acquire, together with cash or certified cheque payable to the Company for the aggregate exercise price.  A certificate representing the Common Shares acquired will be issued by the Company’s transfer agent as soon as practicable thereafter and will bear a minimum 4 month non-transferability legend commencing as of the date of this Agreement.  [Note:  A Tier 1 company may grant stock options without a hold period, provided the exercise price of the options is set at or above the market price of the company’s shares rather than below.]

Time is of the essence of this Agreement.

The exercise of this Option by the Optionee is entirely voluntary and any decision not to exercise this Option or any part of it will not in any way affect the Optionee’s employment or continued employment, and the exercise of this Option or any part of it will not give the Optionee any right to employment or continued employment.

This Agreement will enure to the benefit of the Optionee and the heirs and personal representatives of the Optionee.

The Company may require from the Optionee such investment representation, undertaking or agreement, if any, as the Company may consider necessary in order to comply with applicable laws and the policies of the TSX Venture Exchange.

This Agreement will be governed and constituted in accordance with the laws of the Province of British Columbia.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

MIDWAY GOLD CORP.

Per:

Authorized Signatory

SIGNED IN THE PRESENCE OF: Signature (Print Name) (Address) (Occupation)	) ) ) ) ) ) ) ) ) ) ) ) )	● [Name of Optionee] Or if Optionee is not an individual: ● [Name of Company] Per: ● [Authorized Signatory’s name], ● [Position]

APPENDIX 1

Optionee Information	Number of Shares Optioned	Price per Share	Vesting Date(s) [If applicable]	Expiry Date
● [Name] ● [Position] ● [Address] ● [Telephone #] ● [Fax #]	●	Cdn$●	●	●